ACKNOWLEDGEMENT, WAIVER AND AMENDMENT
TO THE
INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT

This ACKNOWLEDGEMENT, WAIVER AND AMENDMENT ("Waiver") TO THE INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT is made as of September 12, 2003 by and between Datatec Industries, Inc., a New Jersey corporation ("Customer") and IBM Credit LLC (formerly IBM Credit Corporation), a Delaware corporation ("IBM Credit").

RECITALS

WHEREAS, Customer and IBM Credit have entered into that certain inventory and Working Capital Financing Agreement dated as of November 10, 2000 (as amended, supplemented or otherwise modified from time to time, the "Agreement");

WHEREAS, Customer is in default of one or more of its financial convenants contained in the Agreement (as more specifically explained in Section 2 hereof);

WHEREAS, Customer requests that IBM Credit waive such defaults;'and

WHEREAS, IBM Credit is willing to waive such default and amend the Agreement subject to the conditions set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the value and sufficiency of which is hereby acknowledges, the parties hereto agree that the Agreement is amended as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Acknowledgement.

A. Financial Covenant Default. Customer acknowledges that the financial covenants set forth in Attachment A to the Agreement are applicable to the financial results of Customer for the fiscal quarter ending July 31, 2003, and Customer was required to maintain such financial covenants at all times. Customer further acknowledges its actual attainment was as follows:
	Covenant	Covenant Requirement	Covenant Actual
(i)	Net Profit After Tax to Revenue	Equal to or greater than 0.1 percent	-0.1% FAIL

The preceding being the "Default".

Section 3. Waivers to Agreement. IBM Credit hereby waives the Default(s) of Customer with the terms of the Agreement to the extent such Defaults are set forth n Section 2 hereof.

Section 4. Conditions to Effectiveness of Waiver. The waiver set forth in Section 3 hereof shall become effective upon:
(a)	the receipt by IBM Credit from Customer of this Waiver executed by Customer; and

(b)

the payment by Customer to IBM Credit of a waiver fee (the "Waiver Fee"), payable in immediately available funds, in the amount of $25,000.00. The Waiver Fee shall be nonrefundable and shall be in addition to any other fees IBM Credit may charge Customer.

Section 5. Rights and Remedies. Except to the extent specifically waived herein IBM Credit reserves any and all rights and remedies the IBM Credit now has or may have in the future with respect to Customer, including any and all rights or remedies which it may have in the future as a result of Customer's failure to comply with its financial covenants to IBM Credit. Except to the extent specifically waived herein neither this Waiver, any of IBM Credit's actions or IBM Credit's failure to act shall be deemed to be a waiver of any such rights or remedies.

Section 6. Governing Law. This Waiver shall be governed by and interpreted in accordance with the laws, which govern the Agreement.

Section 7. Counterparts. This Waiver may be executed in any number of counterparts, each of which shall be an original, and all of which shall constitute one agreement.

IN WITNESS WHEREOF, this Waiver has been executed by duly authorized representatives of the undersigned as of the day and year first above written.
IBM Credit LLC	Datatec Industries, Inc.
By: ____________________________	By: __________________________
Print Name: _____________________	Print Name: ___________________
Title:____________________________	Title: _________________________

SCHEDULE A
(A)	Term Loan Commitment: One Million Two Hundred Thousand Dollars ($1,200,000.00);
(B)	Term Loan Finance Charge: Prime Rate plus 4.25%;
(C)	Term Loan Minimum Draw Amount: No additional draws will be permitted;
(D)	Term Loan Minimum Prepayment Amount: Three Hundred Thousand Dollars ($300,000.00)
(E)	Term Loan Stated Maturity Date: June 30, 2003;
(F)	Term Loan Finance Charges are due monthly and as set forth in Section 2.5 of the Agreement
(G)	Term Loan Principal Payment Schedule: as set forth in Section 2.4 (D) of the Agreement